UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    October 29, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On October 29, 2008 (the “Notice Date”), Cephalon, Inc. (“Cephalon”) together with its partner, Eurand NV (“Eurand”), received a Paragraph IV certification notice letter (the “Notice Letter”) regarding an Abbreviated New Drug Application (“ANDA”) submitted to the U.S. Food and Drug Administration (the “FDA”) by Barr Laboratories, Inc. (“Barr”), requesting approval to market and sell a generic version of the 15 mg and 30 mg strengths of AMRIX® (Cyclobenzaprine Hydrochloride Extended-Release Capsules). In the Notice Letter, Barr alleges that the U.S. Patent Number 7,387,793, entitled “Modified Release Dosage Forms of Skeletal Muscle Relaxants,” issued to Eurand is invalid, unenforceable and/or will not be infringed by Barr’s manufacture, use or sale of the product described in Barr’s ANDA submission. The Eurand patent covers extended-release formulations containing the muscle relaxant cyclobenzaprine and expires on February 26, 2025. Cephalon has a three-year period of marketing exclusivity for AMRIX that extends until February 2010.

Eurand, the developer of AMRIX, and Cephalon, the exclusive licensee and marketer of AMRIX in the United States, currently are reviewing the Notice Letter. By statute, if Eurand initiates a patent infringement lawsuit against Barr within 45 days of the Notice Date, then the FDA would be automatically precluded from approving the Barr ANDA until the earlier of a district court decision finding the patent invalid or not infringed or 30 months from the Notice Date. The companies will work together to determine the most appropriate course of action.

As disclosed in Cephalon’s Current Report on Form 8-K filed October 21, 2008, Cephalon and Eurand previously received a letter relating to an ANDA submitted to the FDA by Mylan Pharmaceuticals, Inc. requesting approval to market and sell a generic version of AMRIX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: October 30, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President and General Counsel